UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

NATURE’S MIRACLE HOLDING INC.
(Name of Registrant As Specified In Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11

NATURE’S MIRACLE HOLDING INC.

3281 E. Guasti Rd. Suite 175

Ontario, CA 91761

INFORMATION STATEMENT

(Preliminary)

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY

NOTICE OF SHAREHOLDER ACTION BY WRITTEN CONSENT

GENERAL INFORMATION

To the Holders of Common Stock of Nature’s Miracle Holding Inc.:

This Information Statement is first being mailed on or about ________, 2025 to the holders of record of the outstanding common stock, $0.0001 par value per share (“Common Stock”), of Nature’s Miracle Holding Inc., a Delaware corporation (the “Company”), as of the close of business on October 16, 2025 (the “Record Date”), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This Information Statement relates to actions taken by written consent in lieu of a meeting (the “Written Consent”) of the shareholders of the Company owning a majority of the voting power of the outstanding shares of stock (the “Majority Stockholders”) as of the Record Date. Except as otherwise indicated by the context, references in this Information Statement to “we,” “us” or “our” are references to Nature’s Miracle Holding Inc.

The Written Consent approved the following items:

1.	the authorization of the Company’s Board of Directors (the “Board” or the “Board of Directors”) to effect a reverse stock split of our Common Stock at a reverse stock split ratio in the range of 1: 5 to 1: 20, (the “Reverse Stock Split”); and

2.	an amendment to our Certificate of Incorporation to increase the total number of authorized shares of capital stock of the Company from 100,000,000 to 1,000,000,000 shares of Common Stock (the “Capital Increase Amendment”).

The actions to be taken pursuant Item 1 above shall be taken at such future date as determined by the Board of Directors, but in no event earlier than the 20th day after this Information Statement is mailed or furnished to the stockholders of record as of October 16, 2025 and the effectiveness of the Capital Increase Amendment by the Board and our stockholders holding a majority of the issued and outstanding voting securities of the Company shall automatically take effect on the 20th day after this Information Statement is mailed or furnished to the stockholders of record as of October 16, 2025.

The Written Consent constitutes the consent of a majority of the voting power of the outstanding shares of common stock and is sufficient under the Delaware General Corporation Law and our amended and restated bylaws (our “Bylaws”) to approve the actions described herein. Accordingly, the Reverse Stock Split and Capital Increase Amendment are not presently being submitted to our other shareholders for a vote. Pursuant to Rule 14c-2 under the Exchange Act, the action described herein will not be implemented until a date at least twenty (20) days after the date on which this Information Statement has been first mailed to the shareholders.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

This Information Statement has been filed with the Securities and Exchange Commission (the “SEC”) and is being furnished, pursuant to Section 14C of the Exchange Act and Section 228(e) of the Delaware General Corporation Law to the holders of common stock (“Shareholders”) to notify the Shareholders of the Reverse Stock Split and Capital Increase Amendment. Shareholders of record at the close of business on October 16, 2025 are entitled to notice of the Written Consent. Because these actions have been approved by the holders of the required majority of the voting power of our outstanding shares of common stock, no proxies were or are being solicited. We will mail the Notice of Shareholder Action by Written Consent to the Shareholders on or about ________, 2025.

PLEASE NOTE THAT THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING SHAREHOLDERS OF THE MATTERS DESCRIBED HEREIN PURSUANT TO SECTION 14(C) OF THE EXCHANGE ACT, THE REGULATIONS PROMULGATED THEREUNDER, INCLUDING REGULATION 14C, AND SECTION 228(E) OF THE DELAWARE GENERAL CORPORATION LAW. NO SHAREHOLDER MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN.

By Order of the Board of Directors,

/s/ Tie (James) Li
Tie (James) Li Chairman of the Board of Directors
[_], 2025

INTRODUCTION

This Information Statement is being first mailed on or about __________, 2025 to the Shareholders by the Board of Directors of the Company to provide material information regarding the Reverse Stock Split and Capital Increase Amendment that have been approved by the Written Consent of the Majority Stockholders.

Only one (1) copy of this Information Statement is being delivered to two or (2) more shareholders who share an address unless we have received contrary instruction from one or more of such shareholders. We will promptly deliver, upon written or oral request, a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered. If you would like to request additional copies of the Information Statement, or if in the future you would like to receive multiple copies of information statements or proxy statements, or annual reports, or, if you are currently receiving multiple copies of these documents and would, in the future, like to receive only a single copy, please so instruct us by writing to the corporate secretary at the Company’s executive offices at the address specified above.

NOTICE PURSUANT TO SECTION 228(E) OF THE DGCL

Section 228(e) of the DGCL requires that prompt notice of any action so taken by written consent be provided to all holders of the Company’s Common Stock as of the Record Date. This Information Statement serves as the notice required by Section 228(e) of the DGCL.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE MATTERS DESCRIBED HEREIN.

AUTHORIZATION BY THE BOARD OF DIRECTORS

AND THE MAJORITY STOCKHOLDERS

Under the Delaware General Corporation Law and the Company’s Bylaws, any action that can be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if the holders of outstanding stock having not less than the minimum number of votes that will be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted to consent to such action in writing. The Reverse Stock Split and Capital Increase Amendment require the affirmative vote or written consent of a majority of the voting power of the issued and outstanding shares of common stock. Each holder of our common stock is entitled to one (1) vote per share of common stock held of record on any matter which may properly come before the shareholders.

On the Record Date, the Company had 13,955,251 shares of common stock issued and outstanding, with the holders thereof being entitled to cast one vote per share and 300 shares of Series A Preferred Stock representing 2,678,571 votes, 5,000 shares of Series B Preferred Stock representing 847,457,627 votes, 9,500 shares of Series C Preferred Stock representing 80,508,475 votes, and 500 shares of Series D Preferred Stock representing 4,237,288 votes. On October 16, 2025, the Majority Stockholders adopted resolutions approving the Reverse Stock Split and Capital Increase Amendment.

CONSENTING SHAREHOLDERS

On October 16, 2025, the Majority Stockholders, being the record holders of an aggregate of 431,842 shares of Common Stock and 5,000 shares of Series B Preferred Stock, 9,500 shares of Series C Preferred Stock, and 500 shares of Series D Preferred Stock adopted resolutions, among other things, approving the adoption of the Reverse Stock Split and Capital Increase Amendment. The voting power held by the majority of shareholders represented approximately 98.6% of the total voting power of all issued and outstanding stock of the Company as of the Record Date.

We are not seeking written consent from any other shareholder of the Company, and the other shareholders will not be given an opportunity to vote with respect to the Reverse Stock Split and Capital Increase Amendment. All necessary corporate approvals have been obtained. This Information Statement is furnished solely for the purposes of advising shareholders of the action taken by Written Consent and giving shareholders notice of such actions taken as required by the Exchange Act.

As the actions relating to the Reverse Stock Split and Capital Increase Amendment were taken by Written Consent, there will be no security holders’ meeting for the Reverse Stock Split and Capital Increase Amendment.

EXPENSES

The entire cost of furnishing this Information Statement will be borne by the Company. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Company’s voting securities held of record by them and the Company will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

NO DISSENTER’S RIGHT OF APPRAISAL

Stockholders have no right under the DGCL, the Company’s Certificate, and the Company’s bylaws to dissent from any of the actions set forth above.

STOCKHOLDERS’ RIGHTS

The elimination of the need for a special meeting of the stockholders to approve the actions set forth herein is authorized by Delaware law. Under Delaware law, action may be taken by the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on a matter were present and voted. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the corporate actions disclosed herein as quickly as possible in order to accomplish the purposes of the Company, the Company chose to obtain the written consent of a majority of the Company’s voting power to approve the corporate actions.

The corporate actions described in this Information Statement cannot be taken until at least 20 calendar days after this Information Statement has first been sent or given to the Company’s stockholders. Our Board retains the authority to abandon the corporate actions for any reason at any time prior to the effective date(s) of the corporate actions.

INTEREST OF CERTAIN PERSONS IN THE CORPORATE ACTIONS

No officer or director has any substantial interest, direct or indirect, by security holdings or otherwise, in any of the Corporate Actions that is not shared by all of the Company’s other stockholders.

ACTION NO. 1

AUTHORIZATION OF THE REVERSE STOCK SPLIT

The Board of Directors has been granted the authority to effect a reverse stock split of the Company’s Common Stock, as described below (the “Reverse Stock Split”). If the Board of Directors decides to implement the Reverse Stock Split, it will become effective through an amendment to the Company’s Certificate of Incorporation.

The Reverse Stock Split permits (but does not require) the Board of Directors to effect a reverse stock split of the Company’s Common Stock by a ratio in the range of 1:5 to 1:20, with the exact ratio to be set at a whole number within this range as determined by the Board of Directors in its sole discretion. We believe that enabling the Board of Directors to set the ratio within the stated range will provide us with the flexibility to implement the Reverse Stock Split in a manner designed to maximize the anticipated benefits for our stockholders. In determining a ratio, if any, the Board of Directors may consider, among other things, factors such as:

●	the initial listing requirements of any market or exchange the Company may consider applying to be listed upon;

●	the historical trading price and trading volume of our Common Stock;

●	the number of shares of our Common Stock outstanding;

●	the then-prevailing trading price and trading volume of our Common Stock and the anticipated impact of the Reverse Stock Split on the trading market for our Common Stock;

●	the anticipated impact of a particular ratio on our ability to reduce administrative and transactional costs; and

●	prevailing general market and economic conditions.

The Board of Directors reserves the right to elect to abandon the Reverse Stock Split, including any or all proposed reverse stock split ratios, if it determines, in its sole discretion, that the Reverse Stock Split is no longer in our best interests and the best interests of our stockholders.

Background and Reasons for the Reverse Stock Split; Potential Consequences of the Reverse Stock Split

The primary purpose for the Reverse Stock Split is to increase the market price of our Common Stock to enhance our ability to meet the initial listing requirements of a national securities exchange, and to make our Common Stock more attractive to a broader range of institutional and other investors. In addition to increasing the market price of our Common Stock, the Reverse Stock Split would also reduce certain of our costs and may facilitate trading or reduce costs, as discussed below. Accordingly, for these and other reasons discussed below, we believe that effecting the Reverse Stock Split is in our and our stockholders’ best interests.

We believe that the Reverse Stock Split may enhance our ability to obtain an initial listing on the NYSE American ( “NYSE American”) or the NASDAQ Capital Market (“NASDAQ”). One of the NYSE American and NASDAQ listing requirements is that the price of our Common Stock is at a specified minimum price per share. Reducing the number of outstanding shares of our Common Stock should, absent other factors, increases the per share market price of our Common Stock, although we cannot provide any assurance that our minimum price would, following the Reverse Stock Split, increase to a price per share over the minimum price requirement of any such stock exchange. Our Common Stock is quoted on OTC Markets Group, Inc. (“OTC”) under the symbol “NMHI.” Our warrants are listed on OTC under the symbol “NMHIW.”

Additionally, we believe that the Reverse Stock Split will make our Common Stock more attractive to a broader range of institutional and other investors. Many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. In addition, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Moreover, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of Common Stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. We believe that the Reverse Stock Split will make our Common Stock a more attractive and cost-effective investment for many investors, which will enhance the liquidity of the holders of our Common Stock.

Reducing the number of outstanding shares of our Common Stock through the Reverse Stock Split is intended, absent other factors, to increase the per share market price of our Common Stock. However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our Common Stock. As a result, there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above, that the market price of our Common Stock will increase (proportionately to the reduction in the number of shares of our Common Stock after the Reverse Stock Split or otherwise) following the Reverse Stock Split or that the market price of our Common Stock will not decrease in the future. Accordingly, the total market capitalization of our Common Stock after the Reverse Stock Split could be lower or higher than the total market capitalization before the Reverse Stock Split.

Procedure for Implementing the Reverse Stock Split

The Reverse Stock Split will become effective upon the filing (the “Split Effective Time”) of a certificate of amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware. The exact timing of the filing of the certificate of amendment that will affect the Reverse Stock Split will be determined by the Board of Directors based on its evaluation as to when such action will be the most advantageous to us and our stockholders. In addition, the Board of Directors reserves the right to elect not to proceed with the Reverse Stock Split if, at any time prior to filing the amendment to the Certificate of Incorporation, the Board of Directors, in its sole discretion, determines that it is no longer in our best interests and the best interests of our stockholders to proceed with the Reverse Stock Split.

Effect of the Reverse Stock Split on Holders of Outstanding Common Stock

The Reverse Stock Split would have the following effects on the number of shares of Common Stock outstanding:

●	in a one-for-5 reverse stock split, every 5 shares owned by a stockholder would be exchanged for one share; and the number of shares of our Common Stock issued and outstanding will be reduced from 13,955,251 shares to 2,791,050 shares.

●	in a one-for-10 reverse stock split, every 10 shares owned by a stockholder would be exchanged for one share; and the number of shares of our Common Stock issued and outstanding will be reduced from 13,955,251 shares to 1,395,525 shares.

●	in a one-for-15 reverse stock split, every 15 shares owned by a stockholder would be exchanged for one share; and the number of shares of our Common Stock issued and outstanding will be reduced from 13,955,251 shares to 930,350 shares.

●	in a one-for-20 reverse stock split, every 20 shares owned by a stockholder would be exchanged for one share; and the number of shares of our Common Stock issued and outstanding will be reduced from 13,955,251 shares to 697,762 shares.

The actual number of shares issued after giving effect to the Reverse Stock Split, if implemented, will depend on the reverse stock split ratio that is ultimately determined by the Board of Directors.

The Reverse Stock Split will affect all holders of our Common Stock uniformly and will not affect any stockholder’s percentage ownership interest in us, except to the extent the Reverse Stock Split would result in fractional shares, as described above. In addition, the Reverse Stock Split will not affect any stockholder’s proportionate voting power, except to the extent the Reverse Stock Split would result in fractional shares, as described above.

After the Split Effective Time, our Common Stock will have new Committee on Uniform Securities Identification Procedures (CUSIP) numbers, which are numbers used to identify our equity securities, and stock certificates with the older CUSIP numbers will need to be exchanged for stock certificates with the new CUSIP numbers by following the procedures described below. After the Reverse Stock Split, we will continue to be subject to the periodic reporting and other requirements of the Exchange Act. We expect that our Common Stock will continue to be quoted on the OTCQB or other applicable tiers of the OTC markets under the symbol “NMHI” subject to any decision of the Board of Directors to list our securities on a stock exchange and approval by such exchange of the listing.

Beneficial Holders of Common Stock (i.e., stockholders who hold in street name)

Upon the implementation of the Reverse Stock Split, we intend to treat shares held by stockholders through a bank, broker, custodian or other nominee in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers, custodians or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our Common Stock in street name. However, these banks, brokers, custodians or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split. Stockholders who hold shares of our Common Stock with a bank, broker, custodian or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers, custodians or other nominees.

Registered “Book-Entry” Holders of Common Stock (i.e., stockholders that are registered on the transfer agent’s books and records but do not hold stock certificates)

Certain of our registered holders of Common Stock may hold some or all of their shares electronically in book-entry form with the transfer agent. These stockholders do not have stock certificates evidencing their ownership of the Common Stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.

Stockholders who hold shares electronically in book-entry form with the transfer agent will not need to take action (the exchange will be automatic) to receive shares of post-Reverse Stock Split Common Stock.

Stockholders should not destroy any stock certificate(s) and should not submit any stock certificate(s) until requested to do so.

Transfer Agent and Registrar

Continental Stock Transfer & Trust is the registrar and transfer agent for the Company’s Common Stock and warrants, located at 1 State St 30th floor, New York, NY 10004. The phone number for Continental Stock Transfer & Trust is (212) 509-4000.

Effect of the Reverse Stock Split on Employee Plans, Options, Restricted Stock Awards and Units, Warrants, and Convertible or Exchangeable Securities

Based upon the reverse stock split ratio determined by the Board of Directors, proportionate adjustments are generally required to be made to the per share exercise price and the number of shares issuable upon the exercise or conversion of all outstanding options, warrants, convertible or exchangeable securities entitling the holders to purchase, exchange for, or convert into, shares of Common Stock. This would result in approximately the same aggregate price being required to be paid under such options, warrants, convertible or exchangeable securities upon exercise, and approximately the same value of shares of Common Stock being delivered upon such exercise, exchange or conversion, immediately following the Reverse Stock Split as was the case immediately preceding the Reverse Stock Split. The number of shares deliverable upon settlement or vesting of restricted stock awards will be similarly adjusted. The number of shares reserved for issuance pursuant to these securities will be proportionately based upon the reverse stock split ratio determined by the Board of Directors.

Fractional Shares

We do not currently intend to issue fractional shares in connection with the Reverse Split. Therefore, we will not issue certificates representing fractional shares. In lieu of issuing fractions of shares, the Company will round down the fractional share to the next whole share.

Accounting Matters

This proposed amendment to the Certification of Incorporation will not affect the par value of our Common Stock per share. As a result, as of the Split Effective Time, the stated capital attributable to Common Stock and the additional paid-in capital account on our balance sheet will not change due to the Reverse Stock Split. Reported per share net income or loss will be higher because there will be fewer shares of Common Stock outstanding.

U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of certain material U.S. federal income tax consequences of the Reverse Stock Split to a stockholder (hereinafter a “U.S. stockholder”) that is a “United States person,” as defined in the Internal Revenue Code of 1986, as amended (the “Code”). It does not purport to be a complete discussion of all of the possible U.S. federal income tax consequences of the Reverse Stock Split and is included for general information only. Further, it does not address any state, local or foreign income or other tax consequences. For example, the state and local tax consequences of the Reverse Stock Split may vary significantly as to each U.S. stockholder, depending upon the state in which such stockholder resides or does business. Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. In addition, the discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our Common Stock through such entities. The discussion below is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the shares exchanged (or deemed exchanged) pursuant to the Reverse Stock Split were, and the new shares received (or deemed received) pursuant to the Reverse Stock Split will be, held as a “capital asset,” as defined in the Code (generally, property held for investment). The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. Each stockholder is urged to consult with his or her own tax advisor with respect to the tax consequences of the Reverse Stock Split.

No gain or loss should be recognized by a U.S. stockholder upon such stockholder’s exchange (or deemed exchange) of old shares for new shares pursuant to the Reverse Stock Split. The aggregate tax basis of the new shares received (or deemed received) in the Reverse Stock Split (including any fraction of a new share deemed to have been received due to rounding) should be the same as such stockholder’s aggregate tax basis in the old shares being exchanged (or deemed exchanged). The holding period of such new shares should include the holding period of such old shares.

The above discussion regarding the U.S. federal income tax consequences of the Reverse Stock Split is not binding on the Internal Revenue Service or the courts. Accordingly, each stockholder should consult with his or her own tax advisor with respect to all of the potential tax consequences of the Reverse Stock Split under that stockholder’s particular circumstances.

ACTION NO. 2

AUTHORIZATION OF ISSUANCE OF SHARES

The Company is currently authorized to issue 100,000,000 shares of common stock. The Amendment and Restatement of the Certificate of Incorporation in the form attached hereto as Annex A increases the authorized shares of the Company’s Common Stock from 100,000,000 shares to 1,000,000,000 shares.

Of the 100,000,000 shares of Common Stock currently authorized, 13,955,251 shares were outstanding on October 16, 2025. In addition, 300 shares of Series A Preferred Stock, 5,000 shares of Series B Preferred Stock, 9,500 shares of Series C Preferred Stock, and 500 shares of Series D Preferred Stock were issued and outstanding.

The Company’s Certificate of Incorporation shall be amended by amending in its entirety the first sentences of Article FOURTH thereof as follows:

“FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is (i) 1,000,000,000 shares of Common Stock, $0.0001 par value per share (“Common Stock”), and (ii) 1,000,000 shares of Preferred Stock, $0.0001 par value per share (“Preferred Stock”), of which (a) 300 shares are Series A Preferred Stock, $0.0001 par value per share (“Series A Preferred Stock”), (b) 5,000 shares are Series B Preferred Stock, $0.0001 par value per share (“Series B Preferred Stock”), (c) 9,500 shares are Series C Preferred Stock, $0.0001 par value per share (“Series C Preferred Stock”), and (d) 2,000 shares are Series D Preferred Stock, $0.0001 par value per share (“Series D Preferred Stock”).”

Purpose of the Capital Increase Amendment

The purpose of increasing our authorized capital is to authorize shares in connection with the offer and sale, from time to time, of up to 55,817,669 shares of Common Stock to GHS Investments, LLC, a Nevada limited liability company, in connection with an equity line of credit for up to $20,000,000, pursuant to an Equity Purchase Facility Agreement, dated as of May 6, 2025, as amended on July 25, 2025, and other potential future financings by the Company. Such an increase will allow such Common Stock to be issued without the expense and delay of a special stockholders’ meeting, unless such action is required by applicable law or the rules of any stock exchange on which the Company is or may be listed.

The increase in the Company’s authorized Shares may give the Company the flexibility, in the future, to pursue acquisitions or enter into transactions which the Board of Directors believes provide the potential for growth and profit. The additional authorized shares could also be used by the Company, in the future, to raise cash through sales of stock to public and private investors. The Company could also use the additional authorized shares for general corporate purposes such as stock dividends as well as for the possible issuance of shares pursuant to employee benefit or compensation programs or plans. To the extent that additional shares are available, transactions dependent upon the issuance of additional shares would be less likely to be undermined by delays and uncertainties occasioned by the need to obtain stockholder authorization prior to the consummation of such transactions.

Effect of the Capital Increase Amendment

The increase in authorized capital stock will not have any immediate effect on the rights of existing stockholders. Additionally, the Board of Directors will have the authority to issue authorized Common Stock without requiring future stockholder approval of such issuances, except as may be required by the Company’s Articles of Incorporation or applicable law. To the extent that additional authorized shares are issued in the future, they may also decrease the existing stockholders’ percentage equity ownership and, depending on the price at which they are issued, could be dilutive to the existing stockholders.

The increase in the authorized number of shares of Common Stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of the Company without further action by its stockholders. Shares of authorized and unissued Common Stock could, within the limits imposed by applicable law, be issued in one or more transactions which would make a change in control of the Company more difficult, and therefore less likely. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of Common Stock and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company.

The Board of Directors is not currently aware of any attempt to take over or acquire the Company. While it may be deemed to have potential anti-takeover effects, the capital increase amendment is not prompted by any specific effort or takeover threat currently perceived by management.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND

RELATED STOCKHOLDER MATTERS

The following table sets forth certain information, as of October 27, 2025 with respect to the holdings of (1) each person who is the beneficial owner of more than 5% of Company voting stock, (2) each of our directors, (3) each executive officer, and (4) all of our current directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. A person is a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power,” which includes the power to dispose of or to direct the disposition of the security, or has the right to acquire such powers within 60 days.

The beneficial ownership of shares of Common Stock is calculated based on 13,955,251 shares of Common Stock of the Company outstanding as of October 27, 2025.

To the best of our knowledge, except as otherwise indicated, each of the persons named in the table has sole voting and investment power with respect to the shares of our Common Stock beneficially owned by such person, except to the extent such power may be shared with a spouse. To our knowledge, none of the shares listed below are held under a voting trust or similar agreement, except as noted. To our knowledge, there is no arrangement, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.

Name and Address of Beneficial Owner(1)	Number of Shares of Common Stock Beneficially Owned	Percentage of Shares of Common Stock Beneficially Owned	Number of Shares of Series A Preferred Stock Beneficially Owned	Percentage of Shares of Series A Preferred Stock Beneficially Owned	Number of Shares of Series B Preferred Stock Beneficially Owned	Percentage of Shares of Series B Preferred Stock Beneficially Owned	Number of Shares of Series C Preferred Stock Beneficially Owned	Percentage of Shares of Series C Preferred Stock Beneficially Owned	Number of Shares of Series D Preferred Stock Beneficially Owned	Percentage of Shares of Series D Preferred Stock Beneficially Owned	Percentage of Voting Power Beneficially Owned
Tie (James) Li(2)(3)	431,842	3.1%	-	-	5,000	100.0%	9,500	100.0%	-	-	98.1%
Zhiyi (Jonathan) Zhang(3)	405,130	2.9%	-	-	-	-	-	-	-	-	*
Varto Doudakian(3)	72,163	*	-	-	-	-	-	-	-	-	*
David Sherman(3)	667	*	-	-	-	-	-	-	-	-	*
Jon Montgomery(3)	167	*	-	-	-	-	-	-	-	-	*
All Directors and Executive Officers of the Company as a Group (5 Individuals)	909,968	6.5%	-	-	-	-	-	-	-	-	98.2%
GHS Investment LLC	-	-	300	100.0%	-	-	-	-	-	-	*
Big Lake Capital, LLC(2)(3)	-	-	-	-	5,000	100.0%	9,500	100.0%	-	-	98.1%
Y. K. Capital Management, Inc.	-	-	-	-	-	-	-	-	500	100.0%	*

*	Less than one percent.

(1)	Unless otherwise noted, the business address of each of the individuals is c/o Nature’s Miracle Holding Inc., 3281 E. Guasti Road, Suite 175, Ontario, CA 91761.

(2)	Consists of (i) 431,842 shares of Common Stock held directly by Mr. Li; (ii) 5,000 shares of Series B Preferred Stock held directly by Big Lake Capital LLC, which equates to 847,457,627 votes on an as-converted basis; and (iii) 9,500 shares of Class C Preferred Stock, which equates to 80,508,475 votes on an as-converted basis. Excludes the Convertible Promissory Note (the “Note”) issued to Big Lake on September 18, 2025, in the principal amount of $3,000,000. The Note matures on September 18, 2027, accrues interest of 10% per annum, and is unsecured. Principal amounts and interest on the Note are convertible into shares of Common Stock at the election of Big Lake at a conversion price equal to 80% of the lowest traded price during the 20 trading days prior to and including the conversion notice date, subject to adjustment as set forth in the Note. In the event the Company experiences a DTC “Chill” on its shares, the conversion price shall be decreased to 60% while that “Chill” is in effect. Mr. Li, is the Managing Member of Big Lake Capital LLC, and has voting and dispositive power over the securities held of record by Big Lake Capital LLC. Mr. Li disclaims any beneficial ownership of the securities held by Big Lake Capital LLC, except to the extent of his pecuniary interest therein.

(3)	The business address of each of the individuals is 3281 E. Guasti Road, Suite 175, Ontario, CA 91761.

(4)	Mark Grober exercises dispositive control over the shares of GHS Investments LLC. Its address is 420 Jericho Turnpike, Suite 102, Jericho, NY 11753. Includes 300 shares of Class A Preferred Stock, which equates to 2,678,571 votes on an as-converted basis.

(5)	Ting Chen Kao exercises dispositive control over the shares of Y. K. Capital Management, Inc. Its address is 9F-1, No. 15, Chanchun Road, Zhongshan District, Taipei City, Taiwan, 104610. Includes 500 shares of Class D Preferred Stock, which equates to 4,237,288 votes on an as-converted basis.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Information Statement may contain certain “forward-looking” statements (as that term is defined in the Private Securities Litigation Reform Act of 1995 or by the U.S. Securities and Exchange Commission (“SEC”) in its rules, regulations and releases) representing the Company’s expectations or beliefs regarding the Company. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” “might,” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond the Company’s control, and actual results may differ materially depending on a variety of important factors, including factors discussed in this Information Statement and in the Company’s other filings with the SEC.

ADDITIONAL INFORMATION

The Company files annual, quarterly and current reports and other information with the SEC under the Exchange Act. The SEC maintains an Internet site that contains these reports and other information filed electronically by us with the SEC, which are available on the SEC’s website at http://www.sec.gov.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to shareholders who share a single address unless we received contrary instructions from any shareholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a shareholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to the Company at 3281 E. Guasti Road, Suite 175, Ontario, CA 91761 or the Company’s transfer agent, Continental Stock Transfer & Trust, at 1 State St 30th floor, New York, NY 10004.

If multiple shareholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each shareholder a separate copy of future mailings, you may mail notification to, or call the Company at, its principal executive offices. Additionally, if current shareholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to shareholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

This Information Statement is provided to the shareholders of the Company only for information purposes in connection with the majority shareholders’ approval of the Reverse Stock Split and Capital Increase Amendment, pursuant to and in accordance with Rule 14c-2 of the Exchange Act. Please carefully read this Information Statement.

By Order of the Board of Directors,

/s/ Tie (James) Li
Tie (James) Li Chairman of the Board of Directors
[_], 2025

ANNEX A

CERTIFICATE OF AmendMENT

TO THE

AmENDed and Restated CERTIFICATE OF INCORPORATION

OF

NATURE’S MIRACLE, INC.

Nature’s Miracle Inc., organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “General Corporation Law”), does hereby certifiy as follows:

1. The name of the corporation is Nature’s Miracle Inc. (the “Corporation”)

2. The Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State on March 11, 2024 (the “Amended Certificate of Incorporation”);

3. The Board of Directors of the Corporation, acting in accordance with the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware, adopted resolutions amending its Amended Certificate of Incorporation as follows:

Effective upon the filing of this Certificate of Amendment with the Secretary of State of the State of Delaware, a 1:[5][20] reverse stock split of the Company’s Common Stock for each share of Common Stock outstanding or held in treasury immediately prior to such time shall automatically and without any action of the part of the holders thereof occur (the “Common Stock Stock Split”). The par value of the Common Stock shall remain $0.0001 per share. This conversion shall apply to all shares of Common Stock.

All certificates representing shares of Common Stock outstanding immediately prior to the filing of this Certificate of Amendment shall immediately after the filing of this Certificate of Amendment represent instead the number of shares of Common Stock as provided above. Notwithstanding the foregoing, any holder of Common Stock may (but shall not be required to) surrender his, her or its stock certificate or certificates to the corporation, and upon such surrender the corporation will issue a certificate for the correct number of shares of Common Stock to which the holder is entitled under the provisions of this Certificate of Amendment. Shares of Common Stock that were outstanding prior to the filing of this Certificate of Amendment, and that are not outstanding after and as a result of the filing of this Certificate of Amendment, shall resume the status of authorized but unissued shares of Common Stock.

Effective upon the Common Stock Split, the Common Stock of the Corporation shall be increased from 100,000,000 shares to 1,000,000,000 shares, $0.0001

The first paragraph of Article FOURTH of the Amended Certificate of Incorporation shall be restated in its entirety as follows:

FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is (i) 1,000,000,000 shares of Common Stock, $0.0001 par value per share (“Common Stock”), and (ii) 1,000,000 shares of Preferred Stock, $0.0001 par value per share (“Preferred Stock”), of which (a) 300 shares are Series A Preferred Stock, $0.0001 par value per share (“Series A Preferred Stock”), (b) 5,000 shares are Series B Preferred Stock, $0.0001 par value per share (“Series B Preferred Stock”), (c) 9,500 shares are Series C Preferred Stock, $0.0001 par value per share (“Series C Preferred Stock”), and (d) 2,000 shares are Series D Preferred Stock, $0.0001 par value per share (“Series D Preferred Stock”).

4. This Certificate of Amendment to the Amended Certificate of Incorporation was submitted to the stockholders of the Corporation and was duly adopted and approved in accordance with the provisions of Sections 228 and 242 of the General Corporate Law of the State of Delaware at the annual meeting of the stockholders of the Corporation.

A-1

IN WITNESS WHEREOF, this Certificate has been executed by a duly authorized officer of this corporation on this ___day of [_], 2025.

By:
Tie (James) Li, Chairman of the Board of Directors

A-2